EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-134611) on Form S-3 of Smith Micro Software, Inc. of our report, dated February 20, 2006 relating to our audit of the financial statements, and the financial statement schedule, which appear in the Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 2005.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus which is part of this Registration Statement.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
July 26, 2006